Exhibit 16

via facsimile: 202-772-9213

February 8, 2007

Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549

Dear Sirs/Madams:

We have reviewed the contents of Item 4.01 of such Current Report on Form 8-K/A of PacificNet Inc. and agree with the statements contained therein as they apply to our firm only.

Yours truly,

/s/ Clancy and Co., P.L.L.C.